Exhibit 10.3
COMMITMENT INCREASE AGREEMENT
     This Commitment Increase Agreement (this “Agreement”) is dated as of the Effective Date set forth below and is entered into by and among Fifth Third Bank (the “Increasing Lender”), Ferrellgas, L.P. (“Borrower”), Ferrellgas, Inc. and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement identified below (the “Credit Agreement”).
     Increasing Lender hereby agrees to increase its Commitment to the amount set forth below (the “Increased Commitment”), subject to and in accordance with the Credit Agreement, as of the Effective Date as specified below. Increasing Lender shall have all of the rights and obligations of a Lender under the Credit Agreement, the Guarantees of the Obligations and any other documents or instruments delivered pursuant thereto, to the extent related to the Increased Commitment (including, without limitation, rights and obligations with respect to Committed Loans, Swing Line Loans and Letters of Credit).
     1. Increasing Lender: Fifth Third Bank
     2. Borrower: Ferrellgas, L.P.
     3. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
     4. Credit Agreement: The Fifth Amended and Restated Credit Agreement, dated as of April 22, 2005, among Ferrellgas, L.P., as Borrower, Ferrellgas, Inc., as the General Partner of Borrower, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent.
     5. New Commitment:

	Aggregate Commitments	Aggregate Commitments	Pro Rata Share of
Commitment of Increasing	of all Lenders Prior to	of all Lenders Including	Increasing Lender
Lender	Increased Commitment	Increased Commitment	Commitment
$22,500,000	$365,000,000	$375,000,000	6.000000000%
     6. Lending Office. The Lending Office of Increasing Lender is at the address set forth below:
640 Pasquinelli Drive
3rd Floor MD G25461
Westmont, IL 60559
     7. Effective Date: August 18, 2006

     8. General Provisions. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
[Signature page follows.]

     The terms set forth in this Agreement are hereby agreed to as of the Effective Date set forth above.

INCREASING LENDER

FIFTH THIRD BANK

By:

Name:
Title:

FERRELLGAS, L.P.

By:	Ferrellgas, Inc., as its General Partner

By:

Kevin T. Kelly, Senior Vice President
and Chief Financial Officer

FERRELLGAS, INC.

By:

Kevin T. Kelly, Senior Vice President
and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:
Title:

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer	and Swing Line Lender

By:

Name:
Title:

BNP PARIBAS hereby consents to Fifth Third Bank as Increasing Lender under the Credit Agreement as defined in the foregoing Agreement

BNP PARIBAS, as an L/C Issuer

By:

Name:
Title:

By:

Name:
Title: